  EXHIBIT 99.1

GOLDEN MATRIX ENTERS INTO AGREEMENT TO ACQUIRE 80 PERCENT

CONTROLLING INTEREST IN BUSINESS-TO-CONSUMER COMPETITIONS COMPANY RKINGS

LAS VEGAS – December 3, 2021 – Golden Matrix Group, Inc. (OTCQX: GMGI)(the “Company” or “GMGI”), a developer and licenser of social gaming platforms, systems and gaming content, today announced it has entered into a purchase agreement to acquire an 80 percent controlling ownership interest in UK-based RKingsCompetitions Ltd. (http://www.rkingscompetitions.com/ “RKings”), one of Ireland’s and the United Kingdom’s leading independent online competition companies. Rkings is a well-established business-to-consumer (B2C) skilled tournament company.

RKings’ Business Highlights:

•	Generated estimated revenues in excess of $29 million USD and an annual net income of more than $2.4 million USD during the fiscal year ending October 31, 2021.

•	Total followers across all social media platforms in excess of 467,000.

•	Total active clients in excess of 25,000 per month.

•	Total prizes awarded during 2020 and 2021 more than $54 million USD.

•	Prizes include residential properties, luxury and exotic motor vehicles, holiday packages, technology packages and cash.

According to terms of the agreement, GMGI will acquire an 80% ownership interest in RKings for a payment of approximately $10.6 million USD with approximately 50% payable in cash and remainder in restricted shares of GMGI common stock (valued at $8.00 USD per share), as well as additional consideration to be paid equal to 80% of R Kings’ net asset value as of October 31, 2021, determined at the conclusion of audit thereof, payable in shares of common stock.

Additionally, GMGI will be granted an option to purchase the remaining 20 percent interest of RKings subject to certain requirements.

The agreement also includes an additional earnout opportunity for the sellers to earn up to 4 million GBP of additional consideration, in the event certain post-closing EBITDA targets are met during the year ended October 31, 2022, payable in cash or stock (at $8.00 USD per share), at GMGI’s option.

The purchase is subject to customary closing conditions which are expected to be satisfied in the next several days.

“We are very excited to move forward in executing our strategy to acquire businesses which we believe complement our core technology and expertise and allow us to leverage our technology to grow revenues and create value for our shareholders,” said GMGI CEO Brian Goodman, who continued, “We believe that this will be an important acquisition and that RKings will not only add revenue to the Company, but will also be profitable and generate positive cash flow. Additionally, this marks our entry into a new regulated market in the B2C space, and what we expect will be the beginning of a meaningful expansion into geographic markets outside of the Asia Pacific (APAC) region.”

“We hope that this acquisition will be a catalyst to our overall growth, as we anticipate rolling out RKings offerings to other global markets in the future, whilst leveraging GMGI’s state-of-the-art player acquisition and loyalty technology. In addition to strengthening revenues and profitability, the combined company is expected to benefit from valuable cross-selling opportunities,” stated Mr. Goodman.

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"We are very excited to work with the team at GMGI and be a part of their ongoing success,” said Paul Hardman and Mark Weir, founders of RKings, who continued, “Beyond contributions of expected revenues and profits to GMGI’s existing business, we believe this strategic relationship provides a significant opportunity to grow RKings’ existing business in additional markets.”

The acquisition, when closed, will have an effective date of November 1, 2021.

Full details of the purchase agreement and related terms are outlined in the Current Report on Form 8-K which GMGI filed today with the Securities and Exchange Commission.

About RKings

Based in Northern Ireland, RKings is a prize competition business offering customers in Ireland and the United Kingdom paid for entry, and free entry, routes to enter prize competitions in order to win a range of consumer products as prizes. Customers can access competitions via iOS or Android apps as well as online where they can win prizes ranging from super cars through to luxury holidays.

The competitions are currently open only to residents of Ireland and the United Kingdom.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, currently located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company's platform can be accessed through both desktop and mobile applications. Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the ability of the parties to close the purchase agreement described above on the terms set forth in, and pursuant to the required timing set forth in, the agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the parties to terminate the purchase agreement; the effect of such termination; the ability to meet the closing conditions of the purchase agreement on a timely basis or at all; the impact of the COVID-19 pandemic on the Company; the future revenues and profitability (or non-profitability) of RKings following the closing, the Company’s ability to integrate the operations of RKings into the Company’s current operations and costs associated therewith, the Company’s ability to scale RKings, potential synergies and benefits expected in connection with the planned acquisition, and additional regulations, restrictions and requirements the Company will become subject to as a result of such planned acquisition; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions (including the acquisition described above); the Company’s ability to complete acquisitions on favorable terms, if at all; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing and complete acquisitions; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, among others. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov.

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The financial information of RKings provided above is based on information internally compiled by RKings and has not been reviewed or audited by an independent auditing firm. As such, those amounts are inherently uncertain and subject to change. For example, during the course of the preparation of the final audited financial statements and related notes for RKings, additional items that would require adjustments to be made to the financial results presented above may be identified. You should read this information together with the final audited financial statements and notes thereto relating to RKings, which GMGI plans to file in a Current Report on Form 8-K/A in the future, once such financial statements are complete.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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